EXHIBIT 23





                [LETTERHEAD OF ADDISON, ROBERTS & LUDWIG, P.C.]




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use of our report dated November 6, 1998, related to the consolidated financial statements of Wavetech International, Inc. included in or made a part of this Form 10-KSB, and further its inclusion by incorporation by reference in the Registration Statement on Form S-3 (File Number 333-65135), and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                        /s/ Addison, Roberts & Ludwig, P.C.

                                        Addison, Roberts & Ludwig, P.C.



Tucson, Arizona
November 25, 1998